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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant

Adros Contractors Ltd.                          Northern Ireland

AtMotion, Inc.                                  U.S.

MyAble, Inc.                                    U.S.

Onebox.com, Inc.                                U.S.

Paragon Software, Inc.                          U.S.

Phone.com (Denmark) Aps                         Denmark

Phone.com (Developments) Ltd.                   United Kingdom

Phone.com (Europe) Ltd.                         United Kingdom

Phone.com Foreign Holdings LLC                  U.S.

Phone.com (France) SAS                          France

Phone.com (HK) Ltd.                             Hong Kong

Phone.com (Holdings) Ltd.                       United Kingdom

Phone.com (Ireland) Ltd.                        Northern Ireland

Phone.com (Italia) Srl                          Italy

Phone.com Japan K.K.                            Japan

Phone.com (Mexico) S. de R. L.                  Mexico

Phone.com Mobile (ROI) Ltd.                     Republic of Ireland

Phone.com (Newbury) Ltd.                        United Kingdom

Phone.com (NI) Ltd.                             Northern Ireland

Phone.com yuhan hoesa                           South Korea